EXHIBIT 99.2

Computershare

Delphi

Tax ID certification on file:

Maximum Eligible Shares:

DELPHI PAR RIGHTS OFFERING

THIS PAR RIGHTS OFFERING EXPIRES AT 5:00 P.M. NEW YORK CITY TIME, ON MARCH 31, 2008, UNLESS THE EXERCISE PERIOD IS EXTENDED.

Delphi has distributed to each holder of its common stock, at no charge, for each 26 shares of its common stock owned of record at 5:00 p.m., New York City time, on January 17, 2008 (the “Record Date”), one nontransferable right to purchase one share of common stock of reorganized Delphi (the “Par Rights”). The terms and conditions of the Par Rights offering are set forth in Delphi’s Prospectus dated March 11, 2008 (as it may be amended or supplemented, the “Prospectus”), which is incorporated into this certificate by reference. Capitalized terms used but not defined herein have the respective meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of Par Rights, and is entitled to exercise the Par Rights for the number of shares, shown on this certificate.

THE PAR RIGHTS ARE NOT TRANSFERABLE
The Par Rights are not transferable. Delphi cannot assure you that the shares of common stock of reorganized Delphi issued in respect of exercised Par Rights will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system.

EXERCISE PRICE
The exercise price for the Par Rights is $59.61 in cash per full share.

METHOD OF EXERCISE OF RIGHTS
IN ORDER TO EXERCISE YOUR PAR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE PURCHASING TO THE RIGHTS AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH 31, 2008, UNLESS THE EXERCISE PERIOD IS EXTENDED.

Class
Holder ID	COY	Par Rights	Rights Qty Issued	Rights Cert #	Rights Exercise Amt. ($)

Signature of Owner and U.S. Person for Tax Certification

Signature of Co-Owner (if more than one registered holder listed)

Date (mm/dd/yyyy)

Full payment of the exercise price for each share of common stock you wish to purchase be must made in U.S. dollars by (1) certified check drawn upon a U.S. bank payable to the rights agent, (2) cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent or (3) wire transfer of immediately available funds to the account maintained by the rights agent for the purpose of the Par Rights offering, in each case in accordance with the “Instructions for Completion of Delphi Corporation Rights Certificates” that accompanied the mailing of the prospectus. The rights agent will not accept non-certified checks drawn on personal or business accounts.

Payments of the exercise price for the common stock will be held in an escrow account until the effective date of the Plan, unless Delphi withdraws or terminates the Par Rights offering. No interest will be paid to you on the funds you deposit with the rights agent. You will not receive any interest on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1:  OFFERING INSTRUCTIONS (check the appropriate boxes)
IF YOU WISH TO SUBSCRIBE FOR PAR RIGHTS:

            I apply for

                 (no. of new shares) x $59.61 (per share) = $

Amount of check, money order or wire transmitted $

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

Please disregard this mailing.

SECTION 2:  SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for this offering of Par Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the Par Rights offering.

Signature of Subscriber(s)

(and address if different than that listed on this Subscription Certificate)

Telephone number (including area code)

Please complete all applicable information and return to:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:
Computershare Trust Company, N.A.
Attn:  Corporate Actions
P.O. Box 859208
Braintree, MA 02185-9208

By Hand, Express Mail or Overnight Delivery:
Computershare Trust Company, N.A.
Attn:  Corporate Actions
161 Bay State Drive
Braintree, MA 02184

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Any questions regarding this Subscription Certificate and the Par Rights Offering may be directed to the Information Agent, Georgeson Shareholder Services, toll free at (800) 279-7134.